UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 21, 2005

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10795	95-2564584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Naches Ave., SW, 3rd Floor; Renton, Washington 98055	98055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 965-4002

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

364-Day Revolving Credit Agreement

On November 19, 2004, we and our parent company, The Boeing Company (“Boeing”), entered into a $2.0 billion, 364-day revolving credit agreement (the “Credit Agreement”), replacing an earlier $2.5 billion credit agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, JPMorgan Chase Bank as syndication agent, and Citibank N.A. as administrative agent, and a syndicate of lenders as defined in the Credit Agreement.  We are a designated subsidiary borrower under the Credit Agreement and have been given exclusive access by Boeing to $1.25 billion of the $2.0 billion revolving credit line.

Borrowings under the Credit Agreement (that are not based on Eurodollar rates) bear interest at an annual rate based on the “base rate” of interest in effect plus the applicable margin and applicable utilization fees payable quarterly and in arrears as defined in the Credit Agreement. The “base rate” of interest is the base rate announced publicly by Citibank, N.A., from time to time. The applicable margin will vary depending upon Boeing’s credit rating and whether the payment is made before or after the termination date and may vary from a low of 0.100% to a high of 0.475%. The applicable utilization fee varies between 0.100% and 0.275% depending on Boeing’s credit rating and applies on any date that the aggregate principal amount of outstanding advances exceeds 25% of the aggregate commitments.

The Credit Agreement contains customary terms and conditions, including certain financial covenants that are similar to those contained in the previous facility, including, without limitation, covenants restricting Boeing’s ability to incur liens, merge or consolidate with another entity. Further, the Credit Agreement contains a covenant restricting Boeing’s ability to permit consolidated debt (as defined in the Credit Agreement) to exceed 60% of its total capital (as defined in the Credit Agreement) while any amount is payable to a lender under the Credit Agreement.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with Boeing and its subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services. In addition, Boeing and some of its subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the 364-Day Revolving Credit Agreement is hereby incorporated by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Russell A. Evans
Russell A. Evans
January 21, 2005		Vice President and Chief Financial Officer